UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
August 31, 2011

mBeach Software, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-159853	26-4742785
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

107 HASHMONAIM RD.
C/O MICHA AZOULAY CPA
TEL AVIV, ISRAEL 61202
 (Address of principal executive offices)

 +972-3-6353532
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant's Business and Operations

Item 1.01- Entry into a Material Agreement

On August 31, 2011, we entered into an Equity Purchase Agreement (the “EPA”), referred to sometimes as an equity line of credit arrangement, with Southridge Partners II LP (“Southridge”), which provides that, upon the terms and subject to the conditions set forth therein, Southridge is committed to purchase up to $10 million worth of shares of our Common Stock over a 36-month period; provided, however, that in no event may we sell to Southridge, and Southridge is not required to purchase under the EPA, any shares of our Common Stock which when aggregated with all other shares of our Common Stock beneficially owned by Southridge, would result in beneficial ownership by Southridge of more than 9.99% of our outstanding shares of Common Stock, each time we exercise the right to put shares to Southridge.

In consideration of Southridge’s execution and delivery of the EPA, we agreed to issue to Southridge 1,000,000 restricted shares of our Common Stock (the “Commitment Shares”). We expect to deliver those shares to Southridge on or about September 10, 2011.

From time to time over the term of the EPA, and at our sole discretion, we may present Southridge with draw down notices to purchase our Common Stock at an 8% discount off the average closing bid prices over five consecutive trading days starting the day after the date of notice (the “Purchase Price”). Each draw down will be subject to a floor price governor whereby the minimum purchase price shall be no lower than 75% of the average closing prices over the five consecutive trading days prior to the date of notice, and the aforementioned 9.99% limitation.

Once presented with a draw down notice for a specified dollar amount, Southridge is required to purchase the total amount of shares put by us at the Purchase Price subject to the floor price governor. In the event that, during the five trading day period after each draw down notice (“pricing period”), the closing bid price on any trading day falls below the floor price, then for each such trading day we or Southridge, as applicable, shall be under no obligation to purchase and sell one-fifth of the put amount specified in the put notice, and the put amount shall accordingly be deemed reduced by such amount. In the event that during the pricing  period, the closing bid price falls below the floor price for any two trading days—not necessarily consecutive—then the balance of our or Southridge’s obligation, as applicable, to purchase and sell the put amount under such put notice shall terminate on such second trading day (“Termination Day”), and the put amount shall be adjusted to include only one-fifth of the initial put amount for each trading day during the five days period prior to the Termination Day that the closing price equals or exceeds the floor price.

Our issuance of shares of Common Stock to Southridge pursuant to the EPA, and the sale of those shares from time to time by Southridge to the public, will be covered by a Registration Statement to be filed with the Securities and Exchange Commission (“SEC”). In connection with the EPA, on August 31, 2011, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Southridge, pursuant to which we granted to Southridge certain registration rights related to the shares of our Common Stock that are issuable in accordance with the EPA. Under the Registration Rights Agreement, we agreed to prepare and file with the SEC a registration statements (on Form S-1, or such other form reasonably acceptable to Southridge and its legal counsel), for the purpose of registering the resale of the maximum shares of Common Stock issuable pursuant to the EPA, excluding the Commitment Shares (the "Registrable Securities"). We agreed to file the initial registration statement with the SEC no later than 90 days as of the closing on a loan or a series of sub loans under a Secured Convertible Debenture of up to $500,000, or a closing on an alternative arrangement of no less than $200,000. There are no time requirements as to when such registration statement must be declared effective by the SEC, but we must use all commercially reasonable efforts to cause such registration statement relating to the Registrable Securities to become effective within ten business days after notice from the SEC that such registration statement may be declared effective.

Southridge and we agreed to indemnify and hold harmless each other (an “ Indemnified Party”),  along with its officers, directors, employees, and authorized agents, and each person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act of 32 , as amended, or Section 20 of the Exchange Act of 1934, as amended, together with any controlling persons as defined in the Registration Rights Agreement,  from and against any damages, joint or several, and any action in respect thereof to which the indemnified party becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of indemnifying party contained in the EPA, as such damages are incurred, except to the extent such damages result primarily from indemnified party's failure to perform any covenant or agreement contained in the EPA or indemnified party's negligence, recklessness or bad faith in performing its obligations under the EPA.

No commission will be paid as a placement fee and each party will bear its own legal fees and expenses in connection with the EPA.

Southridge is an “underwriter” within the meaning of Section 2(a) (11) of the Securities Act of 1933, as amended.  Therefore, in connection with this transaction, a filing may be made with the Corporate Finance Department of the Financial Industry Regulatory Authority, or the FINRA, pursuant to FINRA Rule 5110.

The foregoing descriptions are qualified in their entirety by reference to the EPA and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 8 — Other Events

Item 8.01 Other Events

In connection with the EPA, on July 21, 2011 we entered into a non-binding term sheet with Southridge outlining the general terms of a Secured Convertible Debenture Purchase Agreement (“Debenture”) pursuant to which we intend to raise up to $500,000 through the placement services of Southridge Investment Group, LLC (“SIG”), an affiliate of Southridge, which funding is required in order to close on the Pomega, Inc. Memorandum of Understanding signed on May 30, 2011(“MOU”), disclosed previously.

On July 22, 2011 we entered into a Capital Placement/Transaction Regulatory Compliance Engagement Letter with SIG to act as our exclusive financial advisor and exclusive placement agent solely with regard to the Debenture.  For their services rendered, we agreed to pay SIG a 10% cash placement fee on financing obtained from the Debenture from all sources excluding, however, introductions provided directly by us or our affiliates, for which we have agreed to pay SIG a lower cash placement fee of 1.5%.  Each party will pay its own legal expenses.

* * *

This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “anticipate,” “expect,” “believe,” “continue,” “future,” “intend,” “plan,” “predict,” “project,” “target,” “opportunity,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, include, but not limited to, the ability of the Company to raise the necessary funds to consummate the proposed equity line of credit arrangement, the ability of Southridge to raise funding through the Debenture, the ability of the Company to raise bridge funding independently, the ability of the Company to file reports including financial statements with the SEC, the ability of the Company to obtain an effective registration statement, the ability of the Company to close on the Pomega, Inc. MOU or satisfy contingencies to be imposed by the Definitive Agreement with Pomega, Inc., statements regarding the future commercialization of Pomega’s and SCS’ products, the market demand for these products and the proprietary protections the companies will obtain with regard to the technology and formulas, all of which statements are subject to market risks, and the possibility that the Company will not be able to obtain patents protection, obtain FDA approval for the SCS product, or obtain sufficient customer demand. These statements are made based upon current expectations and actual results may differ from those projected due to a number of risks and uncertainties.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Equity Purchase Agreement, dated August 31, 2011, by and between mBeach Software, Inc. and Southridge Partners II, LP. which includes a Registration Rights Agreement between the same parties dated August 31, 2011

99.1	Copy of mBeach Software, Inc.’s press release dated September 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mBeach Software, Ltd.

Date: September 6, 2011	By:	/s/ Yossi Biderman
Name: Yossi Biderman
Title: CEO